                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION




                             919 18th Street, N.W.
                                    Suite 200
                             Washington, D.C.  20006
                                ----------------

                            TO HOLDERS OF FARMER MAC
                             NON-VOTING COMMON STOCK


April 14, 2000

Dear Farmer Mac Stockholder:

     The Board of Directors of the Federal Agricultural Mortgage Corporation ("Farmer Mac" or the "Corporation") is pleased to invite you to attend the 2000 Annual Meeting of Stockholders of the Corporation to be held on Thursday, June 1, 2000, at 9:00 a.m. local time at the Embassy Suites Hotel, 1250 22nd St., N.W., Washington, D.C. 20037.

      Although the type of stock you hold does not entitle you to vote at the meeting and, accordingly, NO PROXY IS REQUESTED, we hope you will be able to attend and suggest you read the enclosed Notice of Annual Meeting, Proxy Statement and Annual Report, which will provide you with information about your Corporation and the meeting. If you plan to attend the meeting, please advise Farmer Mac's Corporate Secretary at the above address.


                              Sincerely,


                              /s/ Eugene Branstool
                              ---------------------
                              Eugene Branstool
                              Chairman of the Board

                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION



                              919 18th Street, N.W.
                                    Suite 200
                             Washington, D.C.  20006
                                ----------------

                            TO HOLDERS OF FARMER MAC
                               VOTING COMMON STOCK


April 14, 2000

Dear Farmer Mac Stockholder:

      The Board of Directors of the Federal Agricultural Mortgage Corporation ("Farmer Mac" or the "Corporation") is pleased to invite you to attend the 2000 Annual Meeting of Stockholders of the Corporation to be held on Thursday, June 1, 2000, at 9:00 a.m. local time at the Embassy Suites Hotel, 1250 22nd St., N.W., Washington, D.C. 20037. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

      We hope you will be able to attend the meeting and suggest you read the enclosed Notice of Annual Meeting and Proxy Statement for information about your Corporation and the Annual Meeting of Stockholders. We have also enclosed Farmer Mac's 1999 Annual Report. Although the report is not proxy soliciting material, we suggest you read it for additional information about your Corporation. Please complete, sign, date and return a proxy card at your earliest convenience to help us establish a quorum and avoid the cost of further solicitation. The giving of your proxy will not affect your right to vote your shares personally if you do attend the meeting. If you plan to attend the meeting, please so indicate on the enclosed proxy card.


                              Sincerely,


                              /s/ Eugene Branstool
                              ---------------------
                              Eugene Branstool
                              Chairman of the Board

                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION
                                ----------------

                            NOTICE OF ANNUAL MEETING
                                                                  April 14, 2000

     Notice is hereby given that the 2000 Annual Meeting of Stockholders of the Federal Agricultural Mortgage Corporation ("Farmer Mac" or the "Corporation") will be held on Thursday, June 1, 2000, at 9:00 a.m. local time at the Embassy Suites Hotel, 1250 22nd St., N.W., Washington, D.C. 20037.

      As described in the attached Proxy Statement, the meeting will be held for the following purposes:

Item No.1 - to elect  ten directors,  five  of whom will  be elected by  Class A
            Stockholders, and five of whom will be elected by Class B Stockholders, to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified;

Item No.2 - to  ratify  the  selection  by  the   Audit  Committee   of   Arthur
            Andersen LLP as the Corporation's independent auditors for fiscal year 2000; and to consider and act upon any other business that may properly be brought before the meeting or any adjournment thereof. Please read the attached Proxy Statement for complete information on the matters to be considered and acted upon.

      Holders of record of the Corporation's Class A Voting Common Stock and Class B Voting Common Stock at the close of business on April 6, 2000 are entitled to notice of and to vote at the meeting and any adjournment(s) thereof.

      For at least ten days prior to the meeting, a list of Farmer Mac stockholders will be available for examination by any stockholder for any purpose germane to the meeting at the offices of the Corporation at the address indicated above, between the hours of 9:00 a.m. and 5:00 p.m. local time.

      Whether you intend to be present at the meeting or not, please complete the enclosed proxy card, date and sign it exactly as your name appears thereon and return it in the postpaid envelope. This will ensure the voting of your shares if you do not attend the meeting. Giving your proxy will not affect your right to vote your shares personally if you do attend the meeting. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION.

                              By order of the Board of Directors,


                              /s/ Jerome G. Oslick
                              -------------------
                              Jerome G. Oslick
                              Corporate Secretary

                                Table of Contents


                                                                            Page
Voting Rights.................................................................1
Proxy Procedure...............................................................2
Proxy Statement Proposals.....................................................3
Board of Directors Meetings and Committees....................................3
Item No. 1:  Election of Directors............................................4
Information about Nominees for Director.......................................5
      Class A Nominees........................................................5
      Class B Nominees........................................................6
      Directors Appointed by the President of the United States...............7
Stock Ownership of Directors and Executive Officers ..........................9
Executive Officers...........................................................11
Compensation of Directors and Executive Officers.............................12
--Compensation of Directors..................................................12
--Compensation of Executive Officers.........................................12
      General................................................................12
      Compensation Committee Report on Executive Compensation................13
      Compensation Committee Interlocks and Insider Participation............16
      Summary Compensation Table.............................................17
      Option Grants During 1999..............................................18
      Option Exercises and Year End Value....................................18
      Employment Agreements..................................................19
      Certain Relationships and Related Transactions.........................19
      Performance Graph......................................................21
      Stock Option Plans.....................................................23
      Defined Contribution Pension Plan......................................25
      401(k) Savings Plan....................................................25
Item No. 2:  Selection of Independent Auditors...............................25
Compliance with Section 16(a) of the Securities Exchange Act of 1934.........26
Principal Stockholders of Voting Common Stock................................27
Solicitation of Proxies......................................................28
Other Matters................................................................28

                   FEDERAL AGRICULTURAL MORTGAGE CORPORATION


                              919 18th Street, N.W.
                                    Suite 200
                             Washington, D.C. 20006


                                 PROXY STATEMENT
                     For the Annual Meeting of Stockholders
                          to be held on June 1, 2000

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Federal Agricultural Mortgage Corporation ("Farmer Mac" or the "Corporation") of proxies from the holders of the Corporation's Class A Voting Common Stock and Class B Voting Common Stock (together, the "Voting Common Stock"). The proxies will be voted at the Annual Meeting of Stockholders of the Corporation (the "Meeting"), to be held on Thursday, June 1, 2000 at 9:00 a.m. local time at the Embassy Suites Hotel, 1250 22nd St., N.W., Washington, D.C. 20037 and at any adjournments or postponements thereof. The Notice of Annual Meeting, this Proxy Statement and the enclosed proxy card are being mailed to stockholders on or about April 14, 2000.

      The Board of Directors will present for a vote at the Meeting the election of ten members and the ratification of the appointment of Arthur Andersen LLP as independent auditors for the Corporation for fiscal year 2000. The Board is not aware of any other matter to be presented for a vote at the Meeting.

Voting Rights

      One of the purposes of the Meeting is to elect ten members to the Board of Directors. Title VIII of the Farm Credit Act of 1971, as amended (the "Act"), provides that Class A Voting Common Stock may be held only by banks, insurance companies and other financial entities that are not Farm Credit System institutions. Class B Voting Common Stock may be held only by Farm Credit System institutions. Holders of the Class A Voting Common Stock (the "Class A Holders") and holders of the Class B Voting Common Stock (the "Class B Holders") must each elect five members to the Board of Directors. The remaining five members of the Board are appointed by the President of the United States, with the advice and consent of the United States Senate.

      The Board of Directors has fixed April 6, 2000 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting. At the close of business on that date, there were issued and outstanding 1,030,780 shares of Class A Voting Common Stock and 500,301 shares of Class B Voting Common Stock, which constitute the only outstanding capital stock of the Corporation entitled to vote at the Meeting. See "Principal Stockholders of Voting Common Stock."

     The holders of Voting Common Stock are entitled to one vote per share, with cumulative voting at all elections of directors. Under cumulative voting, each stockholder is entitled to cast the number of votes equal to the number of shares of the Class of Voting Common Stock owned by that stockholder, multiplied by the number of directors to be elected by that class. All of a stockholder's votes may be cast for a single candidate for director, or may be distributed among any number of candidates. Class A Holders are entitled to vote only for the five directors to be elected by Class A Holders, and Class B Holders are entitled to vote only for the five directors to be elected by Class B Holders. With respect to any matter (other than the election of directors) submitted to a vote of the holders of Voting Common Stock, the Class A Holders and Class B Holders vote together as a single class.

     The presence, in person or by proxy, of the holders of at least a majority of the Corporation's outstanding Voting Common Stock is required to constitute a quorum at the Meeting.

Proxy Procedure

     Although many of Farmer Mac's stockholders are unable to attend the Meeting in person, they are afforded the right to vote by means of the proxy solicited by the Board of Directors. When a proxy is returned properly completed and signed, the shares it represents must be voted by the Proxy Committee (described below) as directed by the stockholder. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy. A stockholder may withhold a vote from one or more Nominees by writing the names of those Nominees in the space provided on the proxy card. Under those circumstances, unless other instructions are given in writing, the stockholder's votes will then be cast evenly among the remaining Nominees for its class. The five Nominees from each class who receive the greatest number of votes will be elected directors. If one or more of the Nominees becomes unavailable for election, votes will be cast by the Proxy Committee under the authority granted by the enclosed proxy for such substitute or other Nominee(s) as the Board of Directors may designate. If no instructions are indicated on the proxies, the proxies represented by the Class A Voting Common Stock will be voted in favor of the five Nominees specified herein as Class A Nominees and the proxies represented by the Class B Voting Common Stock will be voted in favor of the five Nominees specified herein as Class B Nominees.

      Shares of Voting Common Stock represented by proxies marked "Abstain" for any proposal presented at the Meeting (other than the election of directors) will be counted for purposes of determining the presence of a quorum but will not be voted for or against such proposal. If a matter involves a vote for which a broker (or its nominee) may only vote a customer's shares in accordance with the customer's instructions, and if the broker (or its nominee) does not vote such shares due to the lack of such instructions, the votes represented by such shares and delivered to the Corporation ("broker non-votes") will be counted as shares present at the Meeting for purposes of determining whether a quorum is present but will not be voted for or against such proposal. Abstentions and broker non- votes (if applicable) will have the effect of a vote against such proposals (except with respect to the election of directors). Because only a plurality is required for the election of directors, abstentions and broker non-votes (if applicable) will have no effect on the election of directors.

      Execution of a proxy will not prevent a stockholder from attending the Meeting, revoking a previously submitted proxy and voting in person.

      The Proxy Committee, composed of three executive officers of the Corporation, H.D. Edelman, T.R. Clark and J.G. Oslick, will vote all shares of Voting Common Stock represented by proxies signed and returned by stockholders. As authorized by the proxies, the Proxy Committee will also vote the shares represented thereby on any matters not known at the time this Proxy Statement was printed that may properly be presented for action at the Meeting.

      Any stockholder who gives a proxy may revoke it at any time before it is voted by notifying the Secretary of the Corporation in writing on a date later than the date of the proxy, by submitting a later dated proxy, or by voting in person at the Meeting. Mere attendance at the Meeting, however, will not constitute revocation of a proxy. Written notices revoking a proxy should be sent to Jerome G. Oslick, Secretary, Federal Agricultural Mortgage Corporation, 919 18th Street, N.W., Suite 200, Washington, D.C. 20006.

Proxy Statement Proposals

      Each year, at the annual meeting, the Board of Directors submits to the stockholders its nominees for election as Class A and Class B directors. In addition, the Audit Committee's selection of independent auditors for the year is submitted for stockholder ratification at each annual meeting, pursuant to the Corporation's By-Laws. The Board of Directors may, in its discretion and upon proper notice, also present other matters to the stockholders for action at the annual meeting. In addition to those matters presented by the Board of Directors, the stockholders may be asked to act at the annual meeting upon proposals timely submitted by stockholders.

      Proposals of stockholders to be presented at the 2000 Annual Meeting of Stockholders were required to be received by the Secretary of the Corporation prior to December 31, 1999 for inclusion in this Proxy Statement and the accompanying proxy. No such proposals have been received and the Board of Directors knows of no other matters to be presented for action at the Meeting. If any other matters should properly be brought before the Meeting or any adjournment thereof, the Proxy Committee intends to vote such proxy in accord with its members' best judgment.

       If any stockholder intends to present a proposal for consideration at the Corporation's 2001 Annual Meeting of Stockholders, the proposal must be received by the Secretary of the Corporation prior to December 31, 2000 to be eligible for inclusion in the 2001 Proxy Statement. In addition, if any stockholder notifies the Corporation after March 11, 2001 of an intent to present a proposal at the Corporation's 2001 Annual Meeting of Stockholders, the Corporation's proxy holders will have the right to exercise discretionary voting authority with respect to that proposal, if presented at the meeting, without the Corporation including information regarding the proposal in its proxy materials.

Board of Directors Meetings and Committees

      The Board of Directors conducted a total of six regular meetings since the last annual meeting in June 1999. Each of the members of the Board of Directors attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees of which they were members since the last annual meeting.

     The Board has used a number of committees to assist it in the performance of its duties. The committees currently consist of the following: Audit Committee, Compensation Committee, Executive Committee, Finance Committee, Nominating Committee, Program Development Committee and Public Policy Committee. Each director serves on at least one committee. See "Class A Nominees," "Class B Nominees" and "Directors Appointed by the President of the United States" for information regarding the committees on which directors serve. See "Item No. 1:
Election of Directors," "Compensation of Directors and Executive Officers" and "Item No. 2: Selection of Independent Auditors" for information concerning the Nominating Committee, the Compensation Committee and the Audit Committee, respectively.

Item No. 1:  Election of Directors

      At the Meeting, ten directors will be elected. The Act provides that five of the directors will be elected by a plurality of the votes of the Class A Holders, and five of the directors will be elected by a plurality of the votes of the Class B Holders. All of the Class A Nominees and four of the Class B Nominees currently are members of the Board of Directors. The directors elected by the Class A Holders and the Class B Holders will hold office until the next annual meeting of the stockholders of the Corporation, or until their respective successors have been duly elected and qualified.

      The Act further provides that the President of the United States will appoint five members to the Board of Directors with the advice and consent of the United States Senate (the "Appointed Members"). The Board of Directors, after the election at the Meeting, will consist of the Appointed Members named under "Directors Appointed by the President of the United States" below and the ten members who are elected by the holders of Voting Common Stock. The Appointed Members serve at the pleasure of the President of the United States.

      In order to facilitate the selection of director nominees, the Board of Directors utilizes a nominating committee consisting of two directors from each of the Board's three constituent groups. The members of the Nominating Committee are: Appointed Members Messrs. Branstool and Southern; Class A directors Messrs. Hemingway and Nolan; and Class B directors Messrs. Graff and McCarthy. The
Nominating Committee met three times since the last annual meeting. The Nominating Committee recommended five individuals to be considered for election as Class A Nominees and five individuals to be considered for election as Class B Nominees and the Board of Directors has approved these recommendations. The individuals recommended by the Nominating Committee are referred to collectively as the "Nominees." The Nominees will stand for election to serve for terms of one year each, or until their respective successors are duly elected and qualified.

      For the 2001 Annual Meeting of Stockholders, the Nominating Committee will consider nominees recommended by holders of Class A or Class B Voting Common Stock, who may submit such recommendations by letter to the Secretary of Farmer Mac.

      If any of the ten Nominees named below is unable or unwilling to stand as a candidate for the office of director at the date of the Meeting or at any adjournment(s) thereof, the proxies received on behalf of such Nominee will be voted for such substitute or other Nominee(s) as the Board of Directors may designate. The Board of Directors has no reason to believe that any of the Nominees will be unable or unwilling to serve if elected.

Information about Nominees for Director

Each of the Nominees has been principally employed in his current position for the past five years unless otherwise noted.

Class A Nominees

W. David Hemingway, 52, has been a member of the Board of Directors of the Corporation since June 13, 1996, and is a member of the Compensation Committee and the Nominating Committee. He has been Executive Vice President and Senior Investment Officer of the Investment Division of Zions First National Bank, Salt Lake City, Utah, since 1984, having previously held various positions within the investment division, which he assisted in organizing in 1975. In early 1998, he was also elected Executive Vice President of Zions Bancorporation, the holding company for Zions First National Bank. Mr. Hemingway has held numerous positions within the State of Utah, having served as a member of the Great Salt Lake Development Authority and the Utah State Money Management Council, of which he served as chairman in 1991. He also served as chairman of the Utah Bankers Association in 1995.

Mitchell A. Johnson, 58, has been a member of the Board of Directors of the Corporation since June 12, 1997, and serves as chairman of the Finance Committee. He is President of MAJ Capital Management, an investment management firm which he founded in 1994 following his retirement from the Student Loan Marketing Association (Sallie Mae), the nation's largest provider of college education financing. During his 21 years with Sallie Mae, Mr. Johnson held numerous positions within that organization including, for the seven years preceding his retirement, Senior Vice President, Corporate Finance. He also serves as a director of Eldorado Bankshares, Inc., Laguna Hills, California, the holding company for Eldorado and Antelope Valley Banks, and is a trustee of Citizens Fund, a mutual fund company based in Portsmouth, New Hampshire. He was the first President and one of the founding members of the Washington
Association of Money Managers and was a trustee of the District of Columbia Retirement Board, among other community activities.

Robert J. Mulder, 56, has been a member of the Board of Directors of the Corporation since June 13, 1996, and is a member of the Audit Committee. He is President and Chief Executive Officer of Five Star Bank, Rocklin, California. Prior to starting Five Star Bank in 1999, Mr. Mulder was President and Chief Executive Officer of Feather River State Bank, Yuba City, California, where he held various positions within the Bank from 1980, and was Chief Executive Officer of California Independent Bancorp, Feather River's holding company. Mr. Mulder is a current member of the California Bankers Council of the Independent Community Bankers Association (ICBA).

David J. Nolan, 75, has been a member of the Board of Directors of the Corporation since June 13, 1996, and serves as chairman of the Program Development Committee and is a member of the Executive Committee and the Nominating Committee. He had been President, Chief Executive Officer and Chairman of the Board of Directors of Central National Bank, Canajoharie, New York, from 1981 until his retirement in 1994, and currently serves as a member of the Bank's Board of Directors and as a member of the Bank's Loan Committee and its Trust and Investment Committee. Mr. Nolan is a former New York State Director of the U.S. Department of Agriculture's Farmers Home Administration. He served as a member of the Executive Committee of the Agricultural Bankers Division of the American Bankers Association from 1988 to 1992. Mr. Nolan was a member of the Farmer Mac Credit Underwriting Standards Task Force in 1989.

Peter T. Paul, 56, has been a member of the Board of Directors of the Corporation since June 4, 1998 and is a member of the Finance Committee. He is the President and Chief Executive Officer of GreenPoint Credit in San Diego, California, a national specialty home finance company and also serves as Vice Chairman of GreenPoint Bank. From April 1999 until January 2000, Mr. Paul was the President and Chief Executive Officer of GreenPoint Mortgage. Prior to that he was the President and Chief Executive Officer of Headlands Mortgage Company, a former publicly held mortgage banking company based in Larkspur, California, which he founded in 1986 and which, in 1999, became a wholly owned subsidiary of GreenPoint Financial Corp. Prior to founding Headlands, Mr. Paul was Vice President of United Century Mortgage in California and was responsible for wholesale mortgage lending in several western states. Mr. Paul has worked in the mortgage banking industry for over 25 years and has substantial secondary mortgage market experience, having held positions in the Secondary Mortgage Marketing Departments of Ticor and IMI, mortgage insurance companies, and as a Ginnie Mae salesman. Mr. Paul is a Director of the California Mortgage Bankers Association.

Class B Nominees

     Paul De Briyn, 45, has served as President and Chief Executive Officer of Farm Credit Services of Southern Minnesota and AgStar FCS, ACA since 1995. Mr. De Briyn was Executive Vice President and Chief Operating Officer of Farm Credit Services of Southern Minnesota from 1993 to 1995 and President and Chief Executive Officer of Farm Credit Services of Southeast Minnesota from 1987 to 1993.

Kenneth E. Graff, 53, has been a member of the Board of Directors of the Corporation since June 12, 1997, and is a member of the Program Development Committee and the Nominating Committee. He has served in the dual capacity as President of the Central Coast Federal Land Bank Association, FLCA and the Central Coast Production Credit Association (both located in Arroyo Grande, California) since late 1987. Mr. Graff was previously employed by the Farm Credit Banks of Sacramento in various capacities from 1976 to 1987, most recently as Senior Vice President. From March 1989 until June 1991, Mr. Graff served as a Class B member of the Farmer Mac Board of Directors.

James A. McCarthy, 70, has been a member of the Board of Directors of the Corporation since June 9, 1994, and is a member of the Executive Committee, the Compensation Committee and the Nominating Committee. He is a cotton, grain and sugarcane farmer in Rio Hondo, Texas. Mr. McCarthy is a member of the Board of Directors of the Farm Credit Bank of Texas and Mr. McCarthy is a member of the Board of Directors of the Farm Credit Bank of Texas and served as its Chairman during 1998 and 1999. He is a member of Agriculture Co-Op Development International and has served as a member of the National Commission on Agricultural Finance, the Advisory Board of the Federal Intermediate Credit Bank of Texas and the Board of Directors of the Production Credit Association of South Texas. Mr. McCarthy also serves as an officer and director of several closely held companies engaged in construction, farming, shipping and land acquisition and development.

John G. Nelson III, 50, has been a member of the Board of Directors of the Corporation since June 13, 1996, and is a member of the Finance Committee. He is the owner and manager of a grain farm in Reardan, Washington. Mr. Nelson is a member of the Farm Bureau, the Washington Wheat Growers and Northwest Farm Credit Services, ACA, as well as several other agricultural organizations. Since 1994, Mr. Nelson has served as a director of AgAmerica, FCB, Spokane, Washington and has served as its Chairman since 1999. He also has served as a director of Northwest Farm Credit Services, ACA, and its predecessor PCA.

John Dan Raines, 56, has been a member of the Board of Directors of the Corporation since June 18, 1992, and is a member of the Program Development Committee. He is the owner and operator of Georgia Produce Exchange, Inc., a fresh vegetable sales firm, and Raines Insurance Agency, Inc., a general insurance agency. From 1986 to 1990, Mr. Raines was a member of the Board of Directors of South Atlantic Production Credit Association, and served as its Chairman in 1989 and 1990. Since 1990, Mr. Raines has served as a member of the Board of Directors of AgFirst Farm Credit Bank, Columbia, South Carolina. He also has served since 1981 as a member of the Board of Directors of South Central Farm Credit, ACA, and its predecessor Farm Credit System institution.

Directors Appointed by the President of the United States

Charles Eugene Branstool, 63, has been a member of the Board of Directors of the Corporation and has served as its Chairman since May 26, 1995. He also serves as Chairman of the Executive Committee, the Compensation Committee and the Nominating Committee and is a member of the Public Policy Committee. His appointment to the Board was confirmed by the United States Senate on May 23, 1995. Mr. Branstool has been a self-employed farmer in Utica, Ohio since 1962. During the period from April 1993 through December 1993, Mr. Branstool served as the Assistant Secretary for Marketing and Inspection Services of the U.S. Department of Agriculture (USDA). Prior to serving with USDA, Mr. Branstool was State Chairman of the Ohio Democratic Party from January 1991 through April
1993. He also served in the Ohio House of Representatives from January 1975 through December 1982, and as a State Senator from January 1983 through December 1990. Mr. Branstool currently serves as Chairman of the Board of Trustees of the Ohio State University, Newark, Ohio campus.

Lowell L. Junkins, 55, has been a member of the Board of Directors of the Corporation since June 13, 1996, and serves as chairman of the Public Policy Committee and is a member of the Audit Committee. He was appointed to the Board of Directors by President Clinton in April 1996 while the Senate was in recess and was confirmed by the Senate on May 23, 1997. From 1974 through 1986, Mr. Junkins served as an Iowa State Senator, including as majority leader from 1981 to 1986. He owns and operates Hillcrest Farms in Montrose, Iowa, where he served as Mayor from 1971 to 1972. Mr. Junkins works as a public affairs consultant for Lowell Junkins & Associates in Des Moines, Iowa.

Marilyn Peters, 70, has been a member of the Board of Directors of the Corporation since October 12, 1994, and is a member of the Program Development Committee and the Public Policy Committee. Her appointment to the Board was confirmed by the United States Senate on October 4, 1994. Mrs. Peters and her husband own farm and ranch land in Marshall County, South Dakota, used for the production of grain crops and cattle. Mrs. Peters is a former teacher and a past member of the Britton Public School Board. She formerly served on the South Dakota Council on Vocational Education, the South Dakota Private Industry Council and the South Dakota Professional Administrators Practices and Standards Commission, positions to which she was appointed by the Governor of South Dakota. She also served as a member of the National Association of State Councils on Vocational Education, representing the interest of the agricultural community in the work of the association. In 1999, Mrs. Peters completed two terms of service on the board of directors of South Dakota Rural Enterprise, Inc., a statewide private not-for-profit corporation serving as a financial intermediary for rural economic development.

Gordon Clyde Southern, 73, has been a member of the Board of Directors of the Corporation since March 2, 1989, and has served as its Vice Chairman since August 1994. He is a member of the Public Policy Committee, the Compensation Committee, the Finance Committee and the Nominating Committee. His appointment to the Board was confirmed by the United States Senate on September 30, 1988. Mr. Southern has been a farmer and President of the Southern Farm Co., Inc. in Steele, Missouri since 1954. He serves as a Director of the Bootheel Resources Conservation and Development Council and as a member of the Executive Council of the University of Missouri Delta Experiment Station. He serves as the Chairman of the Colonel Gordon C. Southern Telecommunications Resource Center of the University of Missouri at Portageville, Missouri. He has served as Presiding Commissioner of Pemiscot County and as Chairman of the Pemiscot County Port Authority. He is currently serving as Vice President of the Pemiscot County Farm Bureau and is a Director of Drainage District Number One in Pemiscot County.

Clyde A. Wheeler, Jr., 79, has been a member of the Board of Directors of the Corporation since October 12, 1994, and is a member of the Public Policy
Committee and the Compensation Committee. His appointment to the Board was confirmed by the United States Senate on October 4, 1994. Mr. Wheeler, a self-employed farmer and rancher, owns and operates with his son the Clear Creek Ranch, a cattle and hay operation in Laverne, Oklahoma. He served as an administrative assistant to an Oklahoma Congressman in 1951, then as a special assistant to former Secretary of Agriculture Ezra Taft Benson and then as a staff assistant to President Eisenhower. In 1960, Mr. Wheeler was declared the victor in Oklahoma's Sixth District Congressional race, but in December of that year was counted out by 76 votes in a special recount. Following his public service career, he spent the next 24 years with Sun Company, Inc. (and its predecessor companies), most recently as corporate Vice President upon his retirement in 1984.

      In addition to the affiliations set forth above, the Nominees and Appointed Members are active in many local and national trade, commodity, charitable, educational and religious organizations.

Stock Ownership of Directors and Executive Officers

      As of the record date, April 6, 2000, the following members of the Board of Directors, Nominees for election as directors and executive officers of the Corporation might be deemed to be "beneficial owners" of equity securities of the Corporation, as defined by the rules of the Securities and Exchange Commission; those members, Nominees and executive officers not listed below would not be deemed to be beneficial owners, since they and their affiliates do not own any equity securities of the Corporation. The Corporation's Voting Common Stock may be held only by financial institutions and Farm Credit System institutions, and may not be held by individuals. Thus, no executive officer owns, directly or indirectly, any shares of any class of the Corporation's Voting Common Stock. Furthermore, Appointed Members may not be officers or directors of financial institutions or Farm Credit System institutions; consequently, they may not own Voting Common Stock of the Corporation directly or indirectly. There are no ownership restrictions on the Class C Non-Voting Common Stock. For information about the beneficial owners of 5% or more of the Voting Common Stock of the Corporation, see "Principal Stockholders of Voting Common Stock."

                                         Voting Common Stock      Non-Voting Common Stock 1
                                        ---------------------    -------------------------
                                         Class A     Percent       Class C        Percent
                                        ---------   ---------     ---------      --------

 Charles Eugene Branstool                -----        -----         16,621           *
 Thomas R. Clark                         -----        -----        145,892          1.6%
 Nancy E. Corsiglia                      -----        -----        167,073          1.8%
 Henry D. Edelman                        -----        -----        430,188          4.6%
 Kenneth E. Graff                        -----        -----         16,000           *
 W. David Hemingway 2                   322,100       31.2%      1,520,490         16.2%
 Mitchell A. Johnson                     -----        -----         24,813           *
 Lowell L. Junkins                       -----        -----         16,000           *
 James A. McCarthy                       -----        -----         16,308           *
 Robert J. Mulder                        -----        -----         16,189           *
 John G. Nelson, III                     -----        -----         16,156           *
 David J. Nolan                          -----        -----         16,497           *
 Jerome G. Oslick                        -----        -----          3,081           *
 Peter T. Paul                           -----        -----         10,000           *
 Marilyn Peters                          -----        -----         16,156           *
 John Dan Raines                         -----        -----         16,000           *
 Tom D. Stenson                          -----        -----         44,517           *
 Gordon Clyde Southern                   -----        -----         17,060           *
 Clyde A. Wheeler                        -----        -----         16,502           *
 Donald W. Winters                       -----        -----          4,000           *
  All directors and executive officers
  as a group                            322,100       31.2%      2,529,543         26.9%

________________________

*    Less than 1%

1      Includes shares of  Class C Non-Voting Common Stock  that may be acquired within  60  days  through the exercise of stock options as follows: Mr. Edelman,
399,339  shares;  Mr. Clark,  137,915  shares;  Ms.  Corsiglia,  157,026 shares;
Mr. Oslick, 3,081 shares; and Mr. Stenson, 38,802 shares; each of the members of the  Board  of  Directors  other  than  Mr. Paul and Mr. Winters, 16,000 shares;
Mr. Paul, 10,000  shares;  Mr. Winters  (not  a  nominee for re-election), 4,000 shares;  and  all  other  directors  and  executive officers as a group, 958,163 shares.  See "Stock Option Plans" below.

2      As Senior Investment Officer of Zions First National  Bank, Mr. Hemingway
may  be  deemed  to  be  the  beneficial  owner of the 322,100 shares of Class A
Voting  Common  Stock  owned  by  Zions  First National Bank.  As Executive Vice
President of Zions Bancorporation, the holding company for Zions First  National
Bank,  Mr.  Hemingway may be deemed to be the beneficial of the 1,500,300 shares
of Class C Non-Voting Common Stock owned by the holding company.   Mr. Hemingway
disclaims  beneficial  ownership  of the 322,100 shares of Class A Stock and the
1,500,300  shares  of  Class C Stock owned  by the Bank and the holding company, respectively. Of the 20,190 shares of Class C Non-Voting Common Stock attributed to Mr. Hemingway, 819 shares are owned by his two sons.


Executive Officers

      The following table sets forth the names and ages of the current executive officers of Farmer Mac and the principal positions held with the Corporation by such executive officers.

Name                  Age       Capacity in which Served and Five-Year History

Henry D. Edelman      51        President  and  Chief  Executive Officer of  the
                                Corporation   since June 1, 1989.  From November
                                1986  until  he joined  Farmer  Mac, Mr. Edelman
                                was First Vice  President for Federal Government
                                Finance  of  PaineWebber Incorporated, New York,
                                New  York.  Previously,  Mr.  Edelman  was  Vice
                                President  for  Government  Finance  at Citibank
                                N.A.,  New  York,   New  York  and  Director  of
                                Financing,  Investments   and Capital   Planning
                                at   General    Motors  Corporation in New York,
                                New York, where he served in various capacities on the Legal Staff and Financial Staff for ten years.

Thomas R. Clark       52        Vice  President -  Corporate  Relations  of  the
                                Corporation since June 26, 1989. From 1987 until
                                joining  Farmer  Mac,  Mr.  Clark  was  Minority
                                Counsel  to   the   U.S.  Senate   Committee  on
                                Agriculture, Nutrition and Forestry.  From  1984
                                until 1987, he was Deputy Director of the Fruit and Vegetable Division, Agricultural Marketing
                                Service, U.S. Department of Agriculture.

Nancy E. Corsiglia    44        Vice  President - Business  Development  of  the
                                Corporation  since  June   1,   1989,  Treasurer
                                since  December  8,  1989  and  Chief  Financial
                                Officer since May 13, 1993. From 1988 until  she
                                joined  Farmer  Mac,  Ms.  Corsiglia   was  Vice
                                President  for  Federal Government  Finance   at
                                PaineWebber Incorporated,  New  York,  New York.
                                From 1984  to  1988,  she  served  as  a  Senior
                                Financial   Analyst  and   a   Manager  on   the
                                Financial  Staff  of General Motors Corporation,
                                New York, New York.

Jerome G. Oslick      53        Vice President - General  Counsel and  Secretary
                                of  the  Corporation  since  February  1,  2000.
                                From  1987   until   he  joined  Farmer  Mac  as
                                Assistant  General Counsel in February 1994, Mr.
                                Oslick  was an associate in the Washington, D.C.
                                office of the New  York-based law firm  of Brown
                                & Wood.    From  1970   to  1987,  he   was   an
                                attorney and branch chief in the Office of General Counsel, United States Department of
                                Agriculture.

Tom D. Stenson        49        Vice  President  -  Agricultural Finance  of the
                                Corporation since August 7, 1997.  From November
                                1996 until August  7, 1997,   Mr.   Stenson  was
                                Director   -   Agricultural   Finance   of   the
                                Corporation. From 1993 until joining Farmer Mac in 1996, he was Vice President - Agribusiness for ValliWide Bank, a "super-community" bank in the San Joaquin Valley of California.

Compensation of Directors and Executive Officers

   The Compensation Committee determines, subject to ratification by the Board of Directors, the salaries, benefit plans and other compensation of directors and officers of the Corporation. The current members of that committee are Messrs. Branstool (Chairman), Southern, Hemingway, McCarthy and Wheeler. No member of the Committee is an officer or employee of the Corporation. Since the last annual meeting, the Compensation Committee has met four times.

- Compensation of Directors

      The directors are required to spend a considerable amount of time preparing for, as well as participating in, Board and Committee meetings. In addition, they are often called upon for their counsel between meeting dates. For those services, they receive the following compensation: (a) all members of the Board of Directors receive an annual retainer of $10,000, except the Chairman who receives a $15,000 annual retainer; (b) each director receives $500 per day, plus expenses, for each meeting of the Board and each Committee meeting (if on a day other than that of the Board meeting) attended; and (c) with the prior approval of the President, members of the Board are compensated at the same daily rate for certain other meetings and conferences of borrowers, lenders or other groups interested in the Farmer Mac program in which they participate. The total compensation received by all members of the Board of Directors in 1999 was approximately $214,500. Under the 1997 incentive plan, each director is granted options annually to purchase 6,000 shares of Class C Non-Voting Common Stock (as adjusted for the 3-for-1 stock split which occurred in July 1999), with each such grant to occur on the date of each Annual Meeting of Stockholders and with the option price to be determined as of such date. See "Compensation of Executive Officers -- Stock Option Plans -- 1997 Plan."

- Compensation of Executive Officers

General

      This section includes: (i) a report from the Compensation Committee of the Board of Directors on executive compensation; (ii) a discussion of compensation committee interlocks and insider participation in Farmer Mac transactions; (iii) a summary description in tabular form of executive compensation; (iv) a summary of aggregate option holdings; (v) a description of the executive officers' employment agreements; (vi) a discussion of certain relationships and related transactions with directors; (vii) a comparison of stock performance to market indices; and (viii) a description of the Corporation's benefit plans, including the pension and stock option plans.

      Notwithstanding anything to the contrary set forth in any of Farmer Mac's documents with respect to the offer or sale of securities ("Offering Circular") or any previous corporate filings under the Securities Act of 1933 or Securities Exchange Act of 1934, neither the Compensation Committee Report on Executive
Compensation nor the Performance Graph shall be deemed to be incorporated by reference into any Offering Circular or any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Farmer Mac specifically incorporates such information by reference, and shall not otherwise be deemed to have been or to be filed under such Acts.

Compensation Committee Report on Executive Compensation

      Farmer Mac's Compensation Policies. Farmer Mac was created by Congress to establish a secondary market for agricultural and rural housing mortgages that would increase the availability of credit for agricultural producers, provide greater liquidity and lending capacity for agricultural lenders and facilitate intermediate- and long-term agricultural funding. Farmer Mac's charter, particularly as revised in 1996, casts it in the mold of the Federal National Mortgage Association ("Fannie Mae") and the Federal Home Loan Mortgage Corporation ("Freddie Mac"), which, over the past 20 years, have established a mature secondary market for housing mortgages. From the outset, Farmer Mac's Board of Directors and its Compensation Committee recognized that the accomplishment of Farmer Mac's mission would require that it attract, retain and motivate highly qualified personnel capable of addressing the formidable tasks necessary to develop and operate a secondary market where none had previously existed, and to persevere in their efforts through what would likely be a number of difficult and uncertain years. The Board and the Committee believe that approach continues to be sound, inasmuch as the Corporation must compete in the general market for the services of individuals with the education, experience and prior achievements necessary to enhance the financial results and safety and soundness of Farmer Mac's expanding and increasingly complex operations. Accordingly, the Board and the Committee have undertaken to compensate those employees in a reasonable manner consistent with compensation for executives in other comparable businesses that involve similar duties and responsibilities, while recognizing that the Corporation would have to set special objectives as it progressed through developmental stages, whereby management would focus on long-term structural, pricing and capital objectives, balanced with near-term operating results.

      Method of  Determining  Management  Compensation.  Farmer  Mac's  Board of
Directors and Compensation Committee has adopted an approach to executive compensation that relies upon both subjective (qualitative) and objective (quantitative) evaluation criteria in establishing the compensation of the Chief Executive Officer ("CEO") and other senior members of management. That approach measures performance primarily on the basis of management's accomplishments in implementing business strategies designed to achieve the annual and long-term objectives defined in the Corporation's annual business plan, as approved each year by the Board of Directors.

      As part of its ongoing efforts to evaluate its approach and further refine the Corporation's compensation practices, the Compensation Committee has employed the services of a nationally recognized independent compensation consulting firm. With significant input and assistance from its independent consultant, the Committee has worked to refine the Corporation's policies relating to executive compensation. Those efforts culminated in the adoption of:
(i) a new system for comparative  and  competitive  evaluation of base salaries;
(ii) a new approach to incentive compensation, including annual cash and long-term non-cash components; and (iii) a management performance evaluation form that has resulted in more quantitative measurement of management's performance against the achievement of business plan objectives.

       Each year, the Corporation's independent compensation consultant reviews the Corporation's compensation practices and establishes an estimated range of competitive compensation opportunities comparable to those received by persons with similar qualifications and experience but not necessarily the same position and title) at other corporations, particularly the other GSEs, to ensure that the Corporation's compensation structure is sufficiently competitive to attract and retain highly qualified executives. The Corporation's established practice is to target the 75th percentile of compensation for all components of comparable pay, to reflect the challenges and risks of its "start-up" and political characteristics.

        On the basis of that comparative review and other related analyses, the Committee selects the range of, and target amounts for, total compensation as well as for each of the three components of compensation - salary, annual cash incentive pay and long-term non-cash incentive pay - and then makes recommendations to the full Board as to the actual levels of compensation to be awarded. The incentive portions of the compensation package vary to reflect corporate performance, which is measured against business plan objectives and results. In measuring the achievement of those objectives and results, the Committee applies both objective and subjective criteria, as established by the Board and management in the business plan. For the 1998-99 business planning year (June 1, 1998 to May 31, 1999), four critical objectives were established, focusing on profitability, volume and quality control: to continue to improve operating results; to optimize internal operations with the evolution of the Corporation's business; to optimize use of the capital markets; and to maintain effective government, public and investor relations.

      Method of Determining Management Compensation for the 1998-99 Business Planning Year. The Corporation's procedures for determining management compensation have been consistent from year to year. In April and May of each year, towards the end of the Corporation's 12-month business plan cycle ("business planning year"), the Compensation Committee, composed entirely of outside directors (as is the entire Board) and including the Chairman of the Board, reviews management's performance against business plan objectives, taking into account the business conditions that prevailed during the preceding business planning year.

      Detailed written performance evaluations are made of the members of senior management other than the CEO, distributed to the Compensation Committee members in advance, and discussed among the members in executive session. The CEO participates in the evaluation of each other senior member of management, but not in his own. As a benchmark for compensation decisions, the Compensation Committee compares the salary and annual and long-term incentive compensation of the Corporation's CEO and other members of senior management with the corresponding range of compensation in the Competitive Data. This comparison is made on both an annual and a multi-year basis, in order to take into account pay levels and rates of increase at Farmer Mac and similar companies.

      The Compensation Committee considers the performance and total compensation of the CEO in executive session without the CEO present, prepares a detailed written performance evaluation of the CEO and then includes the CEO in its consideration of the performance and total compensation of each of the other members of senior management. Based on those deliberations and input provided by the independent compensation consultant, the Compensation Committee makes recommendations consistent with the Corporation's compensation policies, the terms of the contracts under which the CEO and other senior management are employed, and its ability to attract and retain a management team with the skills and talent necessary to achieve the Corporation's mission.

      The Compensation Committee evaluated the performance of senior management, including the CEO, for the 1998-99 business planning year by reviewing the contribution of each individual to the accomplishment of the strategies and objectives under the 1998-99 business plan. The Committee also evaluated the Corporation's non- financial achievements during the business planning year, recognizing that a significant aspect of the continuing development of Farmer Mac involved the establishment of programs and products that facilitate participation by sellers and provide effective access to the secondary market for stockholders who are originators or purchasers of qualified loans. In that regard, the Compensation Committee considered the significant business accomplishments and financial results achieved during the 1998-99 business planning year, including the 25 percent increase in fiscal year net income for 1998 compared to 1997. The Committee also recognized other important business accomplishments during the planning year, including: expanding the number and diversity of participants in the Farmer Mac cash window for the purchase of agricultural mortgages; increasing the profitability of its programs by holding loans rather than securitizing them when market conditions were unfavorable; limiting expenses through cost control measures; and maximizing revenue through sophisticated investment techniques. All of these factors were weighed carefully, with particular weight accorded to profitability and the stock offering. On that basis, the Compensation Committee recommended, and the Board approved, the compensation to senior management disclosed herein.

      The proportion of the total compensation package representing incentive compensation (annual cash and long-term non cash incentive compensation) for the 1998-99 business planning year was 73 percent for the CEO and ranged between 50 percent and 64 percent for other members of senior management. In accordance with the recommendation of the Compensation Committee and with the concurrence of Hewitt Associates, the Corporation's independent compensation consultant for the 1998-99 business planning year, annual incentive compensation awards otherwise payable in cash to members of senior management were instead paid in a 50%-50% combination of restricted stock and stock options; accordingly, long-term incentive compensation represented 100% of the total incentive compensation package for the 1998-99 business planning year. The basis for determining incentive compensation was the Compensation Committee's evaluation of each individual's contribution to the achievement of the business and financial accomplishments of the 1998-99 planning year, as well as an evaluation of each individual's performance, based on subjective standards including professional competence, motivation and effectiveness in implementing the strategies that led to the achievement of the business plan objectives.

      Basis for Determining Chief Executive Officer's Compensation. For the 1998-99 business planning year, Mr. Edelman received a base salary of $389,775 and was awarded incentive compensation with a total estimated value of approximately $1.04 million. With respect to the incentive compensation component of Mr. Edelman's total compensation, he received options to purchase 103,686 shares of Farmer Mac Class C Non-Voting Common Stock (one-third of the options, valued at $260,482 as of the grant date, vested immediately upon grant; one-third vest on May 31, 2000; and one-third vest on May 31, 2001) and 11,637 shares of restricted stock, which are not transferable until May 31, 2000. For a discussion of the factors and criteria upon which the CEO's compensation was based, see the preceding section of this report.

     The Compensation Committee members believe that both the design of Farmer Mac's compensation structure, as maintained with the assistance of its outside compensation consultant, and the actual total compensation levels, as described herein, reflect careful consideration of what was reasonable and fair, in light of the Corporation's performance, from both management and stockholder perspectives.

                         Compensation Committee

                         /s/ C. Eugene Branstool,  Chairman
                         /s/ W. David Hemingway
                         /s/ James A. McCarthy
                         /s/ G. Clyde Southern
                         /s/ Clyde A. Wheeler


Compensation Committee Interlocks and Insider Participation

      Directors Branstool, Hemingway, McCarthy, Southern and Wheeler comprise the Corporation's Compensation Committee. None of these directors is or has been an officer or employee of the Corporation.

      Director Hemingway, a Class A director, is Executive Vice President of the Investment Division of Zions First National Bank ("Zions"), the owner of 322,100 shares (or 31.2%) of Farmer Mac's Class A Voting Common Stock. He also is Executive Vice President of Zions Bancorporation, the holding company for Zions and the owner of 1,500,300 shares (or 15.9%) of Farmer Mac's Class C Non-Voting Common Stock. Zions is an active participant in both the Farmer Mac I and II programs. Zions has entered into contracts with Farmer Mac pursuant to which Zions provides central servicing and loan review and underwriting services to Farmer Mac with respect to certain Qualified Loans, including (with respect to central servicing) those sold by Zions to Farmer Mac under the Farmer Mac I program. During 1999, Zions received approximately $ 561.6 thousand in servicing fees and approximately $107 thousand in loan review and underwriting fees under those contracts. In addition, in 1999, Zions acted as agent with respect to the sale of $135.0 million of Farmer Mac's medium-term notes, in connection with which it received fees of approximately $250 thousand; acted as dealer with respect to the sale of $1,457.1 million of Farmer Mac's discount notes, in connection with which it received commissions of approximately $92 thousand; entered into interest rate swap agreements with Farmer Mac having a principal amount of approximately $126.9 million with respect to certain Qualified Loans it sells to Farmer Mac under the Farmer Mac I program; and is an active participant in the Farmer Mac II program. See "Certain Relationships and Related Transactions" for additional quantitative information about Zions' participation in the Farmer Mac I and II programs.

Summary Compensation Table

    The following table sets forth certain information for each of the last three fiscal years with respect to the compensation awarded to, earned by, or paid to Farmer Mac's Chief Executive Officer and each of Farmer Mac's four other most highly compensated executive officers for the fiscal year ended December 31, 1998.

                                                                                 Long-Term
                                                                            Compensation Awards
                                                                        ---------------------------

                                               Annual Compensation ($)    Restricted    Securities
                                   Fiscal     ------------------------      Stock       Underlying       All Other
   Name and Principal Position      Year        Salary       Bonus        Awards ($)    Options 3    Compensation($) 4
  -------------------------------------------------------------------------------------------------------------------
   Henry D. Edelman,                1999        389,775       ---          256,984       103,686         34,294
    President and                   1998        358,435       ---          164,820        58,956         36,298
     Chief Executive Officer        1997        344,530     108,535          ---          31,917         36,548

   Michael T. Bennett,5             1999        207,592       ---           67,045        23,460         30,479
    Vice President,                 1998        198,876       ---           34,320        11,616         30,633
     General Counsel and Secretary  1997        197,946      25,200          ---           8,637         30,541

   Thomas R. Clark,                 1999        207,258       ---           66,184        23,166         30,720
    Vice President,                 1998        198,555       ---           45,900        15,120         31,811
     Corporate Relations            1997        197,644      34,244          ---           8,814         31,490

   Nancy E. Corsiglia,              1999        207,258       ---           85,198        33,378         29,439
    Vice President, Business        1998        198,555       ---           60,720        18,630         29,913
     Development, Treas. and CFO    1997        197,644      43,245          ---          10,395         30,084

   Tom D. Stenson,                  1999        200,734       ---           83,541        31,431         29,575
    Vice President,                 1998        162,010       ---           38,640        13,800         29,738
     Agricultural Finance           1997        134,750       ---           14,061         4,050         22,720

   __________________________

  3     Adjusted for 3-for-1 stock split effective August 2, 1999.

  4     Includes contributions to the defined contribution plan in the amount of
  $26,102 for 1999 on behalf of each of the officers named in the table, as well as  disability  and  life  insurance  premium  payments  paid on behalf of the officers. See "Defined Contribution Pension Plan" and "Employment Agreements."

  5     Mr.  Bennett  resigned  from  his  employment  at  Farmer  Mac effective
  February 6, 2000



Option Grants During 1999

      The table below sets forth, as to each of the named executive officers, the following information with respect to option grants during 1999 and the potential realizable value of such option grants: (i) the number of shares of Class C Non-Voting Common Stock underlying options granted during 1999; (ii) the percentage that such options represent of all options granted to employees during that year; (iii) the exercise price; (iv) the expiration date; and (v) the present value, as of the grant date, of the options under the option pricing model discussed below.

                                    % of Total
                                      Options
                      Number of     Granted to                                      Hypothetical
                       Options     Employees in    Exercise Price    Expiration       Value at
   Name               Granted 6        Year          ($/Share)          Date        Grant Date 7
------------------------------------------------------------------------------------------------------------------
 Henry D. Edelman     103,686        36.25           22.0833          6/3/09         $781,447
 Michael T. Bennett    23,460         8.20           22.0833          6/3/09          176,810
 Thomas R. Clark       23,166         8.10           22.0833          6/3/09          174,594
 Nancy E. Corsiglia    33,378        11.67           22.0833          6/3/09          251,558
 Tom D. Stenson        31,431        10.99           22.0833          6/3/09          236,885



Option Exercises and Year End Value

      The following table sets forth certain information relating to stock options exercised during 1999 by, and the number and value of unexercised stock options previously granted to, the individuals named in the Summary Compensation Table.

                                                      Number of Securities
                                                          Underlying           Value of Unexercised
                                                      Unexercised Options      In-the-Money Options
                                                         at Year-End              at Year-End 8
                       Shares Acquired     Value         Exercisable/              Exercisable/
   Name                  on Exercise      Realized      Unexercisable             Unexercisable
 --------------------------------------------------------------------------------------------------------------
 Henry D. Edelman         ---              ---        345,126 / 88,773         $4,530,016 / $3,684
 Michael T. Bennett      5,000          $85,941.50    113,952 / 19,513          1,669,530 /    726
 Thomas R. Clark         8,200         $165,544.06    133,353 / 20,484          1,976,390 /    945
 Nancy E. Corsiglia       ---              ---        139,689 / 28,461          1,972,650 /  1,164
 Tom D. Stenson           ---              ---         23,724 / 25,557             31,171 /    862

_______________________

 6     Options  granted  in  1999  became  exercisable in stages, with one-third having vested on June 3, 1999,  and one-third  of the remainder vesting on each of May 31, 2000 and May 31, 2001.

 7     The  hypothetical value  at grant date of options granted during 1999 has been estimated on the date of the grant using the Black Scholes options pricing model  with  the following assumptions: a dividend yield of 0.0%;  and expected volatility of 45%; a risk free interest rate of 5.6%; and an expected life of 5 years.

 8     For purposes of this calculation, the value of the unexercised options is determined  by  multiplying the number of options by the difference between the exercise price and the closing price for the Class C Non-Voting Common Stock on
 December 31, 1999.


Employment Agreements

      The Corporation has entered into employment agreements (the "Agreements") with the members of senior management ("officers"), including the named executive officers, in order to provide them with a reasonable level of job security, while limiting the Corporation's ultimate financial exposure. Significant terms of the Agreements address each officer's scope of authority and employment, base salary and incentive compensation (shown as "bonus" in the Summary Compensation Table), benefits, conditions of employment, termination of employment and the term of employment. Although the Agreements expire on dates approximately one to three years from the present9, the Corporation's exposure to severance pay and other costs of termination are capped on the basis of the lesser of two years (eighteen months in the case of dissolution) or the remaining term of the Agreement.

      Under the Agreements, executive compensation includes base salary and incentive compensation. Base compensation for all officers is paid bi-weekly over the course of each year. Possible awards of incentive compensation are considered annually at the end of the "business planning year" (June 1 to May
31) and are determined and payable under the circumstances discussed above in "Compensation Committee Report on Executive Compensation."

     The Agreements provide that each officer is entitled to certain benefits, such as disability insurance, health, dental and vision insurance and life insurance which are, in some cases, above the levels provided to employees generally. See the "Summary Compensation Table" for information on other benefits extended to the officers.

     The Agreements also provide that an officer's employment may be terminated "without cause" upon payment of severance pay consisting of all base salary scheduled to be paid over the lesser of the remaining term of the Agreement or two years. If the Board of Directors adopts a resolution authorizing a dissolution of the Corporation, the Agreements also may be terminated upon payment of severance pay consisting of all base salary scheduled to be paid until the later of final dissolution or one and one-half years. An officer's death or disability would permit termination on the same basis as "without cause," but the Corporation's obligations in such instances are substantially covered by insurance. The Agreements may be terminated by Farmer Mac for "cause," as defined in the Agreements, in which event the officer will be paid only accrued compensation to the date of termination.
_______________________________

 9     The  Agreements  with each of the executive officers expire June 1 of the following years: H.D. Edelman, 2003; T. R. Clark and N. E. Corsiglia, 2002; and
 J. G. Oslick and T. D. Stenson, 2001.

Certain Relationships and Related Transactions

      John Dan Raines is a member of the Board of Directors of AgFirst Farm Credit Bank ("AgFirst"), a Farm Credit System institution with which Farmer Mac and Fannie Mae have entered into a joint arrangement for the pooling of Rural Housing Qualified Loans. Under the arrangement, AgFirst purchases eligible Rural Housing Qualified Loans for pooling through the Farmer Mac I program and Farmer Mac-guaranteed securities issued in connection therewith are to be purchased by Fannie Mae with a guarantee fee payable by AgFirst to Farmer Mac and Fannie Mae. During 1999, Farmer Mac- guaranteed securities having an aggregate principal amount of $113.1 million have been issued under the arrangement among AgFirst, Fannie Mae and Farmer Mac. AgFirst also acts as a central servicer and contract underwriter for Farmer Mac in the Farmer Mac I program. During 1999, AgFirst received approximately $57 thousand in servicing fees as a central servicer and was paid approximately $11 thousand by Farmer Mac as for its underwriting services

     Peter T. Paul is the President, Chief Executive Officer of Greenpoint Credit in San Diego, California, a national speciality home finance company which acts as a central servicer and contract underwriter in the Farmer Mac I program. During 1999, Greenpoint received approximately $10 thousand in servicing fees as a central servicer.

     From time to time, Farmer Mac purchases Qualified Loans under the Farmer Mac I program and Guaranteed Portions under the Farmer Mac II program from institutions which own five percent or more of a class of Voting Common Stock or which have an officer or director who is a director on the Farmer Mac Board. These transactions are conducted in the ordinary course of business, with terms and conditions comparable to those applicable to lenders unaffiliated with Farmer Mac. In 1999, Farmer Mac purchased 206 loans having an aggregate principal amount of approximately $109.0 million from Zions First National Bank, Salt Lake City, Utah ("Zions"). Zions is the holder of approximately 32% of Farmer Mac's Class A Voting Common Stock and W. David Hemingway, a Class A director of Farmer Mac, is Executive Vice President of Zions and its holding company. In 1999, Farmer Mac also purchased: 29 loans having a principal amount of approximately $10.2 million from Greenpoint Credit (Peter T. Paul, a Class A director of Farmer Mac, is the President and CEO of Greenpoint Credit); and 86 loans having a principal amount of approximately $17.8 million from AgFirst Farm Credit Bank (John Dan Raines, a Class B Director, is a member of the Board of Directors of AgFirst Farm Credit Bank). In 1999, Farmer Mac guaranteed, through a long-term standby purchase commitment with AgFirst, six loans having a principal amount of $3.8 million and through a long-term standby purchase commitment with Agstar Farm Credit Services, 2,078 loans having a principal amount of approximately $154.0 million (Paul De Briyn, a nominee for election as a Class B Director, is President and Chief Executive Officer of Agstar Farm Credit Services). In 1999, Farmer Mac also swapped Farmer Mac guaranteed securities having a principal amount of approximately $205.9 million with Central Coast Farm Credit for 232 loans having a like principal balance in two transactions in the Farmer Mac I program (Kenneth E. Graff. a Class B Director, is President of Central Coast Farm Credit). The principal amount of Guaranteed Portions purchased by Farmer Mac under the Farmer Mac II program from director-affiliated institutions or five percent or greater shareholders was approximately 4.5% of that program's volume in 1999. During 1999, Farmer Mac entered into Farmer Mac II transactions with Zions involving the purchase of Guaranteed Portions by Farmer Mac or the issuance of Farmer Mac II guaranteed securities backed by Guaranteed Portions in an aggregate principal amount of approximately $2.9 million (2.5% of the program's total). In 1999, Farmer Mac also purchased: approximately $2.0 principal amount of Guaranteed Portions (1.7% of the program's total) from Central National Bank, Canajoharie, New York (David
J. Nolan, a Class A director of Farmer Mac, is a member of the Board of Directors and had been President and Chief Executive Officer and Chairman of the Board of Central National Bank) and $0.3 million principal amount of Guaranteed Portions (0.3% of the program's total) from Feather River State Bank (Robert J. Mulder, a Class A director of Farmer Mac, was President and Chief Executive Officer of Feather River State Bank in 1999).

      In addition to its participation as a seller of loans in the Farmer Mac programs, Zions also acts as a dealer in Farmer Mac's discount and medium-term note programs; is a counterparty to Farmer Mac on certain interest rate swap transactions; and acts as a central servicer and contract underwriter for Farmer Mac in the Farmer Mac I program. See, "Compensation Committee Interlocks and Insider Participation" for quantitative information concerning Zions' contractual relationships with Farmer Mac.

Performance Graph

     Farmer Mac has three classes of Common Stock: Class A and Class B Voting Common Stock and Class C Non-Voting Common Stock (collectively, the "Common Stock"). The Common Stock was issued in Units and, until November 23, 1993, traded as such. A "Class A Unit" consisted of one share of Class A Voting Common Stock and one share of Class C Non-Voting Common Stock. A "Class B Unit" consisted of one share of Class B Voting Common Stock and one share of Class C Non-Voting Common Stock. In accordance with the terms of the initial public offering, the Class C Non-Voting Common Stock separated from the Class A and Class B Units on November 23, 1993 (the "Separation Date"). From January 1994 to June 1999, the Class A and Class C Common Stock traded separately on the Nasdaq Stock Market10, although, through January 1996, each Class traded at a level approximately one-half the price of a Class A Unit prior to the Separation Date11. Since June 1999, the Class A and Class C Common Stock have traded on the New York Stock Exchange12. As a result of the limited market for Class B Common Stock and the infrequency of trades therein, the Class B Common Stock does not trade on any market or exchange nor is Farmer Mac aware of any publicly available quotations or prices with respect to Class B Common Stock.



_________________________________

 10 The Class A Voting Common Stock is traded on the Nasdaq SmallCap tier of the Nasdaq Stock Market (trade symbol - FAMCA) and the Class C Non-Voting Common Stock traded on the Nasdaq National Market tier of The Nasdaq Stock Market (trade symbol - FAMCK)

 11    Since  February  1996,  following the passage of the legislation revising
 Farmer Mac's statutory charter, per share prices of Class A and Class C Stock have traded at different levels.

 12    The  Class A Voting Common Stock is traded under the symbol AGM.A and the
 Class C Non-Voting Common Stock is traded under the symbol AGM.

     The following graph compares the performance of Farmer Mac's Class A Voting and Class C Non-Voting Common Stock with the performance of the Standard and Poor's 500 Index ("S&P 500 Index") and Fannie Mae's Common Stock ("Fannie Mae") over the period from December 31, 1994 to December 31, 1999. The graph assumes that $100 was invested on December 31, 1994 in each of: Farmer Mac's Class A Stock; Farmer Mac's Class C Stock (as adjusted to reflect the 3-for- 1 stock split which occurred July 1999; the S&P 500 Index; and Fannie Mae; the graph also assumes that all dividends were reinvested.



                              Comparative Total Return
                     (Class A and Class C Stock vs. Fannie Mae)


                                            S&P
                     AGM       AGM.A     Financial    NYSE Comp
       1994          100        100         100         100
       1995           94         83         354         131
       1996          661        594         209         156
       1997         1311        381         309         204
       1998          825        386         344         237
       1999         1283        358         358         259



Stock Option Plans

    General. The purpose of Farmer Mac's stock option plans is to encourage stock ownership by directors, officers and other key employees, to provide an incentive for such individuals to expand and improve the business of Farmer Mac and to assist Farmer Mac in attracting and retaining key personnel. The use of stock options is an attempt to align more closely the long-term interests of employees with those of Farmer Mac's stockholders by providing those individuals with the opportunity to acquire an equity interest in Farmer Mac. Farmer Mac's stock option plans are administered by the Compensation Committee of the Board. Because individuals are prohibited by law from owning shares of Voting Common Stock, the Corporation uses unrestricted Class C Non-Voting Common Stock for the purpose of granting options under its stock option plans. Under the plans, the option price is required to be paid in cash, and no participant has any rights as a stockholder with respect to shares subject to an option until the option price has been paid and the shares are issued to the participant.

     1992 Plan. In 1992, the Board adopted a Stock Option Plan (the "1992 Plan") for key management employees. The 1992 Plan provided for the issuance of nonqualified stock options on Class C Non-Voting Common Stock at an original option price of $5 per share (split- adjusted), subject to adjustment pursuant to the plan's anti- dilution provision, with a term of 10 years from the date of grant. The Plan was amended in 1993 to increase the maximum number of shares of Class C Non-Voting Common Stock that may be optioned and sold to 345,000 (split-adjusted). Options covering 315,000 (split- adjusted) shares were granted under the 1992 Plan, are fully vested, and have an adjusted option price of $2.1867 per share (split- adjusted), subject to further adjustment pursuant to the plan's anti- dilution provision.

      If a participant leaves Farmer Mac for any reason, including retirement, all of that participant's rights to exercise any option under the 1992 Plan terminate on the earlier of the option expiration date or 30 days after termination of employment, unless termination was for "cause," in which case the options expire immediately.

      1996 Plan. In 1996, the Board adopted a second Stock Option Plan (the "1996 Plan") for key management employees. The 1996 Plan provided for the issuance of nonqualified stock options on Class C Non-Voting Common Stock at an option price of $2.625 per share (split-adjusted), subject to adjustment pursuant to the plan's anti- dilution provision, with a term of 10 years from the date of grant. The 1996 Plan specified that the maximum number of shares of Class C Non-Voting Common Stock that may be optioned and sold was 338,490 (split-adjusted). Options covering all 338,490 shares were granted under the 1996 Plan and are fully vested.

      If a participant leaves Farmer Mac for any reason, including retirement, all of that participant's rights to exercise any option under the 1996 Plan terminate on the earlier of the option expiration date or 30 days after termination of employment, unless termination was for "cause," in which case the options expire immediately.

      1997 Plan. In 1997, the Board adopted the 1997 Incentive Plan (the "1997 Plan"), which is a broad-based option plan for directors, officers and non-officer employees. The 1997 Plan, as amended, provides for the issuance of a maximum of 3,750,000 nonqualified stock options on Class C Non-Voting Common Stock at an option price determined as of the grant date, with a term of 10 years from such date. The plan provides for the automatic annual grant to directors of 10-year options to purchase 6,000 (split-adjusted) shares of Class C Non-Voting Common Stock, with each grant to occur on the day of the annual meeting (including the Meeting), with the option price to be determined as of such day. In 1998, the 1997 Plan was amended to reduce the term of director options to five years while extending the period for exercising options following termination of board service to a period of up to two years. Under the 1997 Plan, options also are available for grant to all employees, not just officers, based on their annual evaluations; the Board and management determined that granting options to qualified non-officer employees would promote a sense of corporate ownership in the best interest of the Corporation.

      In 1997, options covering 179,634 (split-adjusted) shares were granted under the 1997 Plan in stages, with one-third vesting on the date of the grant and, approximately, the first and second anniversary of the date of the grant. Of the options granted under the 1997 Plan, options to purchase 90,000 shares of Class C Non- Voting Common Stock were granted to directors, 78,534 options were granted to officers, and 11,100 options were granted to non-officer employees.

      In 1998, options covering 247,623 (split-adjusted) shares were granted under the 1997 Plan in stages, with one-third vesting on the date of the grant and, approximately, the first and second anniversary of the date of the grant. Of the options granted in 1998, options to purchase 90,000 shares of Class C Non-Voting Common Stock were granted to directors, 136,023 options were granted to officers, and 17,400 options were granted to non-officer employees. In addition, in 1998, options to purchase 4,200 shares of Class C Non-Voting Common Stock were granted under the 1997 Plan to newly- hired non-officer employees, with such options vesting on the first anniversary of each such employee's date of employment.

      In 1999, options covering 376,072 (split-adjusted) shares were granted under the 1997 Plan in stages, with one-third vesting on the date of the grant and, approximately, the first and second anniversary of the date of the grant. Of the options granted in 1999, options to purchase 90,000 shares of Class C Non-Voting Common Stock were granted to directors, 232,020 options were granted to officers, and 48,052 options were granted to non-officer employees. In addition, in 1999, options to purchase 6,000 shares of Class C Non-Voting Common Stock were granted under the 1997 Plan to newly- hired non-officer employees, with such options generally vesting on the first anniversary of each such employee's date of employment.

      If a participant leaves Farmer Mac for any reason, including retirement, all of that participant's rights to exercise any option under the 1997 Plan terminate on the earlier of the option expiration date or 90 days after termination of employment (one year in the case of death or disability), unless termination was for "cause," in which case the options expire immediately, except in the case of directors, who have until the earlier of the option expiration date or two years to exercise vested options. In 1999, the Board amended the 1997 Plan to provide for accelerated vesting of unvested options in the event of a participant's death or disability.

Defined Contribution Pension Plan

     Farmer Mac annually contributes a percentage of each employee's base salary to the Corporation's Defined Contribution Pension Plan (the "Pension Plan"). The percentage is equal to the sum of (a) 13.2% of each employee's base salary (not to exceed $160,000) and (b) 5.7% of the amount equal to the employee's base salary (not to exceed $160,000) less the Social Security Taxable Wage Base (which, for 1999, was $72,600).

      All persons employed by Farmer Mac are eligible to participate in the Pension Plan. The vesting period for the Pension Plan is two years; there is no requirement for a matching contribution by the employee; and there is no defined annual benefit to the employee upon retirement. The "Summary Compensation Table" includes amounts contributed by the Corporation pursuant to the Pension Plan on behalf of the executive officers who are named therein.

401(k) Savings Plan

     Pursuant to the Corporation's 401(k) Savings Plan (the "Savings Plan"), which is intended to be qualified under Section 401(k) of the Internal Revenue
Code of 1986, participants may increase their retirement savings through tax-deferred contributions. All persons employed by Farmer Mac are eligible to participate. Participants may defer up to 15% of their annual eligible compensation up to the maximum deferral permitted under Federal law ($10,000 for 1999). The Corporation does not contribute any amounts to the Savings Plan.

Item No. 2:  Selection of Independent Auditors

     The By-Laws of the Corporation provide that the Audit Committee shall select the Corporation's independent auditors "annually in advance of the annual meeting of stockholders and that selection shall be submitted for ratification or rejection at such meeting." In addition, the Audit Committee reviews the scope and results of the audits, the accounting principles being applied, and the effectiveness of internal controls. The Audit Committee also ensures that management fulfills its responsibilities in the preparation of the Corporation's financial statements. Since the last annual meeting, the Audit Committee, composed of Messrs. Winters (Chairman), who is not a nominee for re-election, Junkins and Mulder, met six times.

      In accordance with the By-Laws, the Audit Committee has unanimously recommended Arthur Andersen LLP as the Corporation's independent auditors for the fiscal year ending December 31, 2000. This proposal is put before the stockholders in conformity with the current practice of seeking stockholder approval of the selection of independent auditors. The ratification of the appointment of Arthur Andersen LLP as the Corporation's independent public accountants requires the affirmative vote of a majority of the shares present in person or by proxy at the Meeting and entitled to be voted.

      Representatives of Arthur Andersen LLP are expected to attend the Meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from stockholders present at the Meeting.

    The Board of Directors recommends a vote FOR the proposal to ratify the selection of Arthur Andersen LLP as independent auditors for the Federal Agricultural Mortgage Corporation for 2000. Proxies solicited by the Board of Directors will be so voted unless holders of the Corporation's Voting Common Stock specify to the contrary on their proxies, or unless authority to vote is withheld.

     On March 13, 1998, the Registrant determined not to re-engage its independent auditors, KPMG Peat Marwick LLP ("KPMG") and selected Arthur Andersen LLP ("AA") as its new independent auditors. The decision to retain AA and not to re-engage KPMG was recommended by the Audit Committee of the Board of Directors and was based upon proposals received from three major national accounting firms, including KPMG. The initial selection of AA was ratified by the stockholders at the Registrant's Annual Meeting held on June 4, 1998.

      The reports of KPMG on the financial statements of the Registrant for each of the two fiscal years in the period ended December 31, 1997 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During each of the two fiscal years in the period ended December 31, 1997 and the subsequent interim period, there had been no disagreement between the Registrant and KPMG on any matter of accounting principles or practices, financial statements or disclosure, or auditing scope of procedure, which disagreement(s), if not resolved to the satisfaction of KPMG, would have caused the Registrant to make reference to the subject matter of the disagreement(s) in connection with this report.

     The Registrant did not, during its two fiscal years ended December 31, 1997, consult AA regarding either: (i)(a) the application of accounting principles to a specific transaction, either completed or proposed, or (b) the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was either the subject of a disagreement with KPMG or a "reportable event" (as defined in SEC regulations).

     The client-auditor relationship between the Registrant and KPMG ceased upon the filing of the Registrant's report on Form 10-K for the period ended December 31, 1997, together with KPMG's report thereon.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires Farmer Mac's officers and directors, and persons who beneficially own more than ten percent of a registered class of Farmer Mac's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Farmer Mac with copies of all Forms 3, 4 and 5 filed.

      Based solely on Farmer Mac's review of its corporate records, which include copies of forms it has received, and written representations from certain reporting persons that they were not required to file a Form 5 for specified fiscal years, Farmer Mac believes that all of its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 1999.

Principal Stockholders of Voting Common Stock

        It is believed that, as of the date of this Proxy Statement, the following institutions are the beneficial owners of either 5% or more of the outstanding shares of the related class of Voting Common Stock or 5% or more of the total outstanding shares of Voting Common Stock.


                                          Number              Percent of Total      Percent of Total
                                        of Shares              Voting Shares           Shares Held
 Name and Address                   Beneficially Owned           Outstanding*            By Class**
 ----------------                   ------------------        ----------------      ----------------
 AgAmerica, FCB 13               85,744 shares of Class B
 Spokane, WA  99220               Voting Common Stock             5.62%                 17.14%

 AgFirst Farm Credit Bank 14     84,024 shares of Class B
 Columbia, SC  29202              Voting Common Stock             5.51%                 16.79%

 AgriBank, FCB                  148,441 shares of Class B
 St. Paul, MN  55101-1849         Voting Common Stock             9.73%                 29.67%

 CoBank                          30,136 shares of Class B
 Denver, CO 80217-5110            Voting Common Stock             1.97%                  6.02%

 Farm Credit Bank of Texas 15    38,503 shares of Class B
 Austin, TX 78761                 Voting Common Stock             2.52%                  7.70%

 Farm Credit Bank of Wichita     45,223 shares of Class B
 Wichita, KS  67201               Voting Common Stock             2.96%                  9.04%

 Western Farm Credit Bank        55,250 shares of Class B
 Sacramento, CA  95813            Voting Common Stock             3.62%                 11.04%

 Zions First National Bank 16   322,100 shares of Class A
 Salt Lake City, UT  84111        Voting Common Stock            21.04%                 31.25%

______________________________

*    The  percentage is determined  by  dividing  the number of shares of Voting
Common Stock owned by the total of the number of shares of Voting Common Stock outstanding.

**   The percentage is determined by dividing  the number of shares of the class of  Voting  Common  Stock owned  by the number of shares of that class of Voting
Common Stock outstanding.

13   John G. Nelson III,  currently  a  member  of  the Board of Directors and a
Class B Nominee, is Chairman of the Board of Directors of AgAmerica, FCB.

14   John Dan Raines, currently a member of the Board of Directors and a Class B
Nominee is a member of the Board of Directors of AgFirst Farm Credit Bank.

15   James A. McCarthy, currently a member of the Board of Directors and a Class
B Nominee, is the Chairman of the Board of Directors of the  Farm Credit Bank of
Texas.

16   W. David Hemingway,  currently  a  member  of  the Board of Directors and a
Class A Nominee, is Executive Vice President of Zions First National Bank.


Solicitation of Proxies

      The Corporation will pay the cost of the Meeting and the costs of soliciting proxies, including the cost of mailing the proxy material. The Corporation has retained D.F. King & Co., Inc. to act as the Corporation's proxy solicitation firm for a fee of approximately $7,500. In addition to solicitation by mail, employees of D.F. King & Co., Inc. may solicit proxies by telephone, electronic mail, telegram or personal interview. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation material to the beneficial owners for shares held of record by them, and will be reimbursed for their expenses by the Corporation.

Other Matters

     The enclosed proxy confers on the Proxy Committee discretionary authority to vote the shares represented thereby in accordance with the members' best judgment with respect to all matters that may be brought before the Meeting or any adjournment thereof, in addition to the scheduled items of business, and matters incident to the Meeting. The Board of Directors does not know of any other matter that may properly be presented for action at the Meeting. If any other matters should properly come before the Meeting or any adjournment thereof, the persons named in the accompanying proxy intend to vote such proxy in accord with their best judgment.

      Upon written request, Farmer Mac will furnish, without charge, to each person whose proxy is being solicited a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission. Written requests should be directed to Jerome G. Oslick, Corporate Secretary, Federal Agricultural Mortgage Corporation, 919 18th Street, N.W., Suite 200, Washington, D.C. 20006.



      The giving of your proxy will not affect your right to vote your shares personally if you do attend the Meeting. In any event, it is important that you complete, sign and return the enclosed proxy card promptly to ensure that your shares are voted.

                                 By order of the
                                 Board of Directors,


                                 /s/ Jerome G. Oslick
                                 -------------------
                                 Jerome G. Oslick
                                 Corporate Secretary


April 14, 2000
Washington, D.C.

                       FEDERAL AGRICULTURAL MORTGAGE CORPORATION
                  PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 1, 2000

      The undersigned hereby appoints Henry D. Edelman, Jerome G. Oslick, and Thomas R. Clark, and any of them, as Proxies for the undersigned and to vote all of the shares of the Class B Voting Common Stock of the FEDERAL AGRICULTURAL MORTGAGE CORPORATION (the "Corporation") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Coporation to be held on June 1, 2000, and any and all adjournments thereof.


            The Board of Directors unanimously recommends a vote FOR the proposals.

      In their decision, the Proxies are authorized to vote on such other matters as may properly come before the meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and, when properly executed, will be voted as instructed herein. If no instructions are given, this proxy will be voted FOR proposals 1 and 2.



                 PLEASE COMPLETE, SIGN, DATE AND MAIL IN THE ENCLOSED ENVELOPE.

PLEASE MARK VOTES AS IN THIS EXAMPLE

1.   Election of

     Class B Nominees:   For       With-     For All
                                   hold      Except
                         [  ]      [   ]     [    ]

     Paul De Briyn, Kenneth E. Graff, James A. McCarthy,
         John G. Nelson III, and John Dan Raines.

2. Proposal to approve the appointment of Arthur Anderson LLP as independent auditors for the Corporation for the fiscal year ending December 31, 2000.

     If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee(s) name in the list above. Your shares will be voted for the remaining nominee(s).

     Record Date Shares:



Please be sure to sign and date this Proxy   Date

Stockholder sign here__________________      Co-owner sign here________________

                        FEDERAL AGRICULTURAL MORTGAGE CORPORATION

                  PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 1, 2000

      The undersigned hereby appoints Henry D. Edelman, Jerome G. Oslick, and Thomas R. Clark, and any of them, as Proxies for the undersigned and to vote all of the shares of the Class A Voting Common Stock of the FEDERAL AGRICULTURAL MORTGAGE CORPORATION (the "Corporation") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on June 1, 2000, and any and all adjournments thereof.

            The Board of Directors unanimously recommends a vote FOR the proposals.

      In their decision, the Proxies are authorized to vote on such other matters as may properly come before the meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and, when properly executed, will be voted as instructed herein. If no instructions are given, this proxy will be voted FOR proposals 1 and 2.


             PLEASE COMPLETE, SIGN, DATE, AND MAIL IN THE ENCLOSED ENVELOPE.

PLEASE MARK VOTES AS IN THIS EXAMPLE

1.   Election of

     Class A Nominees:   For       With-     For All
                                   hold      Except
                         [  ]      [   ]     [    ]

     W. David Hemingway, Mitchell A. Johnson
          Robert J. Mulder, David J. Nolan and Peter T. Paul

2. Proposal to approve the appointment of Arthur Anderson LLP as independent auditors for the Corporation for the fiscal year ending December 31, 2000.

     If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee(s) name in the list above. Your shares will be voted for the remaining nominee(s).

     Record Date Shares:



Please be sure to sign and date this Proxy   Date

Stockholder sign here ___________________    Co-owner sign here_________________